Exhibit 10.16

ANNEX I
TO DEBENTURE PURCHASE AGREEMENT
<PROTOTYPE FOR EACH ISSUANCE>

FORM OF SECURED DEBENTURE

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A HOLD PERIOD AND MAY NOT BE TRADED IN ANY CANADIAN PROVINCE EXCEPT AS PERMITTED BY THE APPLICABLE SECURITIES ACT IN THAT CANADIAN PROVINCE AND REGULATIONS MADE THEREUNDER. IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE LAWS OF ANY STATE, AND HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION PERTAINING TO SUCH SECURITIES AND PURSUANT TO A REPRESENTATION BY THE SECURITY HOLDER NAMED HEREON THAT SAID SECURITIES HAVE BEEN ACQUIRED FOR PURPOSES OF INVESTMENT AND NOT FOR PURPOSES OF DISTRIBUTION. THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION, OR THE AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION. FURTHERMORE, NO OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS TO TAKE PLACE WITHOUT THE PRIOR WRITTEN APPROVAL OF COUNSEL TO THE COMPANY BEING AFFIXED TO THIS CERTIFICATE. THE STOCK TRANSFER AGENT HAS BEEN ORDERED TO EFFECTUATE TRANSFERS OF THIS CERTIFICATE ONLY IN ACCORDANCE WITH THE ABOVE INSTRUCTIONS.

No. 02-	CDN $ ___________________

STOCKHOUSE INC.
18% SECURED DEBENTURE SERIES 02-1
Due October 31, 2009

THIS DEBENTURE is one of a duly authorized issue of US$1,800,000, or such lesser aggregate amount as the Company shall accept in its sole discretion to a maximum of US$1,800,000, in Debentures of STOCKHOUSE INC., a corporation organized and existing under the laws of the State of Colorado (the “Company”) designated as its 18% Secured Debentures Series 02-1 (the “Debentures”). Such Debentures may be issued in series, each of which may have a different maturity date, but which otherwise have substantially similar terms.

FOR VALUE RECEIVED, the Company promises to pay to ____________________, the registered holder hereof (the “Holder”), the principal sum of _____________ and ____________________________ 00/100 Dollars (CDN$_____________) (the “Principal

Amount”) on October 31, 2009 (the “Maturity Date”) and to pay interest on the principal sum outstanding from time to time in arrears at the rate of 18% per annum, accruing from October ___, 2008, the date of initial issuance of this Debenture (the “Issue Date”), on the date (each, an “Interest Payment Date”) which is the earlier of the fourth calendar day of January, April, July and October of each calendar year. Accrual of interest shall commence on the first such business day to occur after the Issue Date and shall continue to accrue on a daily basis until payment in full of the principal sum has been made or duly provided for. Subject to the provisions of Section 4 below (the terms of which shall govern as if this sentence were not included in this Debenture), interest on this Debenture is payable, at the option of the Company, in such coin or currency of Canada as at the time of payment is legal tender for payment of public and private debts, at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder from time to time.

This Debenture is being issued pursuant to the terms of the Debenture Purchase Agreement, dated October <>, 2008 (the “Debenture Purchase Agreement”), to which the Company and the Holder (or the Holder’s predecessor in interest) are parties. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Debenture Purchase Agreement.

This Debenture is subject to the following additional provisions:

1.

The Debentures are issuable in denominations of Ten Thousand Dollars ($10,000) or any larger amounts (unless the aggregate outstanding Debentures held by the Holder are less than such amount). The Debentures are exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration or transfer or exchange.

2.

The Company shall be entitled to withhold from all payments of principal of, and interest on, this Debenture any amounts required to be withheld under the applicable provisions of Canadian income tax laws or other applicable laws at the time of such payments, and Holder shall execute and deliver all required documentation in connection therewith.

3.

This Debenture has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with Applicable Canadian Securities Laws, the 1933 Act, other applicable state and foreign securities laws and the terms of the Debenture Purchase Agreement. In the event of any proposed transfer of this Debenture, the Company may require, prior to issuance of a new Debenture in the name of such other Person, that it receive reasonable transfer documentation including legal opinions from counsel reasonably acceptable to the Company in form and substance reasonably acceptable to the Company that the issuance of the Debenture in such other name does not and will not cause a violation of Applicable Canadian Securities Laws, the 1933 Act or any applicable state or foreign securities laws. Prior to due presentment for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Company’s Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

4.

Each Holder is entitled to receive interest at an annual rate of 18%, calculated monthly and paid quarterly. Upon issuance, each Holder must choose one of the two Methods listed below. The Method to be used for each lender must be chosen at the time the Debenture Purchase Agreement is signed, and cannot be changed once chosen.

(a)	Method 1: All quarterly interest payments to be received in cash on each Interest Payment Date.

(b)

Method 2: All quarterly interest payments are to be re-invested and added to the lender’s original principal investment. If this option is chosen, the Debenture produced on closing will have a face value equal to the sum of the principal amount invested and all interest amounts to be earned over the life of the Debenture. For example, if the Holder subscribes for a $100,000 Debenture and chooses method 2, then the face amount of the Debenture will be $118,000 ($100,000 plus the 18% interest per annum calculated monthly over 12 months).

5.

At any time from April 30, 2009 until the Maturity Date, the Company shall, at its sole option, have the right to redeem, upon thirty (30) calendar days advance written notice (a “Redemption Notice”), all or any portion of the outstanding Principal Amount as is specified in the Redemption Notice plus all accrued and outstanding interest as at the date of redemption (the “Redemption Date”). The redemption price shall be equal to the portion of the Principal Amount being redeemed plus all accrued and unpaid interest as at the Redemption Date (the “Redemption Price”). Once the Company has issued to the Holder a Redemption Notice, the Company shall immediately redeem this Debenture (or the portion specified in the Redemption Notice) on the Redemption Date by paying the Redemption Price to the Holder and the Holder shall thereupon surrender this Debenture to the Company.

6.

The obligations of the Company under this Debenture are secured by all assets of the Company’s wholly-owned subsidiary, Stockgroup Media Inc., a British Columbia company, pursuant to the General Security Agreement dated as of October <>, 2008, among Stockgroup Media Inc. and the Secured Parties (as defined therein).

7.

Subject to the terms of the Debenture Purchase Agreement, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture and all other Debentures now or hereafter issued of similar terms are direct obligations of the Company.

8.

No recourse shall be had for the payment of the principal of, or the interest on, this Debenture, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

9.

All payments contemplated hereby to be made “in cash” shall be made in immediately available good funds in such coin or currency of Canada as at the time of payment is legal tender for payment of public and private debts. All payments of cash to the Holder as contemplated hereby shall be made to the Holder at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder from time to time; except that the Holder can designate, by notice to the Company, a different delivery address for any one or more specific payments or deliveries.

10.

The Holder of the Debenture, by acceptance hereof, agrees that this Debenture is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Debenture except under circumstances which will not result in a violation of Applicable Canadian Securities Laws, the 1933 Act or any applicable state securities laws or foreign laws relating to the sale of securities.

11.

This Debenture shall be governed by and construed in accordance with the laws of the Province of British Columbia. Each of the parties consents to the exclusive jurisdiction of the federal and provincial courts of British Columbia located in the City of Vancouver in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

12.	The following shall constitute an “Event of Default”:

	(a)	The Company shall default in the payment of principal or interest on this Debenture and same shall continue for a period of twenty (20) business days; or

(b)

Any of the representations or warranties made by the Company herein, in the Debenture Purchase Agreement or in any certificate or financial or other written statements heretofore or hereafter furnished by the Company in connection with the execution and delivery of this Debenture or the Debenture Purchase Agreement shall be false or misleading in any material respect at the time made; or

(c)

The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of any Debenture in this series and such failure shall continue uncured for a period of thirty (30) days after written notice from the Holder of such failure; or

(d)

The Company shall fail to perform or observe, in any material respect, any covenant, term, provision, condition, agreement or obligation of the Company under the Debenture Purchase Agreement and such failure shall continue uncured for a period of thirty (30) days after written notice from the Holder of such failure; or

(e)

A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within ninety (90) days after such appointment; or

(f)

Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within ninety (90) days thereafter; or

(g)

Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within ninety (90) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding.

In the event of the occurrence of an Event of Default, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder’s sole discretion, the Holder may consider this Debenture immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately enforce any and all of the Holder’s rights and remedies provided herein or any other rights or remedies afforded by law.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated: _______________, 2008	STOCKHOUSE INC.

By:_______________________________________

(Print Name)

(Title)